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                                                                  EXHIBIT 10.34




                       GEOPHYSICAL EXPLORATION AGREEMENT
                           SOUTHWEST DANBURY PROJECT
                             BRAZORIA COUNTY, TEXAS

         This Geophysical Exploration Agreement (this "Agreement"), dated effective as of the 1st day of July, 1996, is by and among UNEXCO, INC. ("UNEXCO") and BRIGHAM OIL & GAS, L.P. ("BOG") (UNEXCO and BOG are sometimes referred to herein individually as a "Participant" and collectively as the "Participants" or individually as a "Party" and collectively as the "Parties").

                                   RECITALS:
         1. BOG and UNEXCO have identified an area (the "Program Area") in Brazoria County, Texas, being more particularly identified and described in Part One of Exhibit A, attached hereto and made a part hereof, which the Parties believe to be prospective for oil and gas exploration and production.

         2. UNEXCO and Apache Corporation ("Apache") have entered into that certain S.W. Danbury Exploration Agreement (the "Apache Agreement") dated as of July 28, 1996, and concerning the exploration and development of the Program Area.

         3. Under instrument dated as of March 8, 1996 (the "Cinnabar Agreement"), UNEXCO reached agreement with Cinnabar Investments Corporation ("Cinnabar") concerning the exploration of the Program Area.

         4. Under that certain Basic Agreement for Geophysical Services dated March 19, 1996 (herein called the "Basic USA Agreement"), as supplemented under that certain Supplemental Agreement No. 7 (the "USA Supplement") dated October 2, 1996, each by and between UNEXCO and USA, USA undertakes to acquire, on behalf of UNEXCO and BOG, 3-D seismic data covering all or part of the Program Area (the Basic USA Agreement, as supplemented by the USA Supplement, is herein called the "USA Agreement", and a copy of same as attached hereto as Exhibit G), all at USA's actual cost.

         5. Under the "UST Agreement," as hereinafter defined, UST undertakes to process on behalf of UNEXCO and BOG 3-D seismic data covering all or part of the Program Area, as directed by BOG and UNEXCO, all at UST's actual cost.

         6. Each of BOG and UNEXCO may own existing licenses or permits to conduct seismic or other geophysical operations on, under or across the Program Area (the "Existing Permits"), option agreements to acquire oil and gas leases (the "Existing Options"), oil and gas leases (the "Existing Leases") and other agreements to earn or obtain interests in oil and gas leases, mineral interests, royalty interests or other interests in oil, gas or other hydrocarbons (the "Existing Farm-Ins"), including, without limitation the Apache Agreement, covering portions of the Program Area (the Existing Permits, Existing Options, Existing Leases and Existing Farm-Ins being described in Exhibit B hereto), and BOG and UNEXCO anticipate that additional licenses or permits to conduct seismic or other geophysical operations on, under or across the Program Area (such licenses and permits, together with the Existing Permits, being herein referred to as "Permits"), options to acquire oil and gas leases (such options and the Existing Options being herein referred to as "Options"), oil and gas leases (such leases and the Existing Leases being herein referred to as "Leases"), and other agreements to obtain interests in oil and gas leases, mineral interests, royalty interests or other interests in oil, gas or other hydrocarbons (such agreements and the Existing Farm-Ins being referred to herein as "Farm-Ins") may in accordance herewith be obtained in the future covering all or any portion of the Program Area.

         7. The Participants have reached an agreement with respect to certain matters concerning the ownership and operation of Permits, Options, Leases and Farm-Ins, taking into due account the USA Agreement, the UST Agreement, the Apache Agreement and the Cinnabar Agreement.

         8. The Participants have also reached an agreement with respect to the exploration, development and evaluation by them of the Program Area, taking into due account the USA Agreement, the UST Agreement, the Apache Agreement and the Cinnabar Agreement.
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                                  DEFINITIONS:

"Acquired Interests" means any Permits, Options, Leases or Farm-ins acquired by one of the Parties hereto during the term hereof, insofar and only insofar as any of same cover or relate to lands within the AMI; Acquired Interests shall not include any Existing Permit, Existing Option, Existing Lease or Existing Farm-In.

"Affiliate" means, as to any particular Party, all of the officers and employees of such Party and any other person or entity which either: (a) owns more than twenty percent (20%) of the total voting equity of the Party; (b) has one or more employees or officers which are also employees or officers of the Party; or (c) the Party owns more than twenty percent (20%) of the total voting equity of such entity.

"Apache" has the meaning assigned to it in the Recitals set out above.

"Apache Agreement" has the meaning assigned to it in the Recitals set out above.

"Apache Survey data" means all data supplied to UNEXCO and/or BOG under Article 4.A. of the Apache Agreement.

"Cinnabar" has the meaning assigned to it in the Recitals set out above.

"Cinnabar Agreement" has the meaning assigned to it in the Recitals set out above.

"Completion Date" means the date of completion of processing of interpretable and acceptable Program Data.

"Direct Charges" means actual, appropriate and reasonable out-of-pocket costs and expenses paid to third parties who are not Affiliates; provided that such Affiliate limitation does not apply to any USA Shoot Costs payable to USA under the USA Agreement or to any Processing Costs payable to UST under the UST Agreement.

"Existing Farm-ins" has the meaning assigned to it in the Recitals set out above.

"Existing Leases" has the meaning assigned to it in the Recitals set out above.

"Existing Options" has the meaning assigned to it in the Recitals set out above.

"Existing Permits" has the meaning assigned to it in the Recitals set out above.

"Farm-ins" has the meaning assigned to it in the Recitals set out above.

"Geophysical Program" has the meaning assigned to it in Section 2.1.

"Geophysical Program Costs" means the sum of (a) the USA Shoot Costs, (b) any Processing Costs, (c) any Permitting Costs, and (d) any Reproduction Costs.

"Leases" has the meaning assigned to it in the Recitals set out above.

"Options" has the meaning assigned to it in the Recitals set out above.

"Permits" has the meaning assigned to it in the Recitals set out above.

"Permitting Costs" means any Direct Charges (including without limitation any bonus payments or, to the extent only approved by BOG, surface damage payments) incurred in securing, extending or maintaining Permits, Options, Leases, or Farm-ins necessary or appropriate to allow USA to conduct the Geophysical Program.

"Processed Data" has the meaning assigned to it in subsection 2.1(c) hereof.


                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project
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"Processing Costs" shall mean any Direct Charges payable to UST under the UST
Agreement for processing the Program Data, it being understood that such Direct Charges are to be billed at the rates quoted for UNEXCO in the UST Agreement. Notwithstanding any provision hereof to the contrary, under no circumstances shall Processing Costs ever exceed the amount then (i.e., at the time of processing) being assessed by Veritas Geophysical, Ltd. ("Veritas") for similar work performed by Veritas for BOG.

"Program Area" has the meaning assigned to it in the Recitals set out above.

"Program Data" means any and all data or other related information secured or acquired in the conduct of the Geophysical Program, including without limitation any 3-D seismic data, logs, survey and shotpoint and receiver maps, tapes, and reproducibles; the Program Data shall include the Processed Data, once in existence, but the Program Data shall in no event include any interpretations of the Program Data.

"Reproduction Costs" means any Direct Charges incurred in copying or otherwise reproducing any Program Data, Processed Data and/or interpretations thereof; in no event shall Reproduction Costs be charged to the extent they are already considered in the Processing Costs or the USA Shoot Costs.

"3-D" means three dimensional.

"USA" means Universal Seismic Acquisition, Inc.

"USA Agreement" has the meaning assigned to it in the Recitals set out above.

"USA Shoot Costs" means the lesser of (a) the actual and reasonable costs incurred in the field by USA in conducting the 3-D survey that makes up a part of the Geophysical Program, to the extent such costs are attributable to the allocable time spent by employees and/or leased or owned equipment of USA, and
(b) the sum of any Direct Charges payable to USA under Section IV, V and VI of the USA Supplement; provided that under no circumstances shall USA Shoot Costs include any costs otherwise included in Geophysical Program Costs, or otherwise exceed an average of $36,500.00 per square mile.

"UST" means Universal Seismic Technologies, Inc.

"UST Agreement" means that certain letter agreement executed by UST on October 1,1996, and accepted by UNEXCO on October 2, 1996, relating to bid #61001DCA, a copy of which is attached hereto as Exhibit H.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I.
                            RELATIONSHIP OF PARTIES

         Section 1.1. No Partnership. The liabilities of the Parties hereunder shall be several, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating, a joint venture or a mining, tax or other partnership or association or to render the Parties liable as partners. However, if for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Should there be any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No Party shall give any notice or take any other action





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project
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inconsistent with the election made hereby.  In making the foregoing election, each Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income.

         Section 1.2. Third Party Claims and Liability. In the event any third party (to include any governmental authority) claim or suit arising, directly or indirectly out of this Agreement or any interest acquired or operation conducted pursuant hereto is made against any Party, such Party shall immediately notify all other Parties.

                                  ARTICLE II.
                               EVALUATION PROGRAM

         Section 2.1.     Scope and Conduct of Program.

         (a) Design. The Participants have agreed that a 3-D geophysical survey (the "Geophysical Program") will be conducted to cover all or part of the Program Area. BOG and UNEXCO have reached mutual agreement on the design of the Geophysical Program, and subject to the rights afforded Apache under the Apache Agreement, the scope and parameters of the Geophysical Program are set out in Exhibit I hereto.

         (b) Conduct. UNEXCO will conduct or will cause USA to conduct, or supervise third parties in conducting, the Geophysical Program. In satisfying its obligations hereunder to conduct (or cause to be conducted) the 3-D survey, UNEXCO shall itself follow, or cause USA to follow, the parameters set forth in
Exhibit I hereto.

         (c) Processing of Program Data. UNEXCO shall process, or shall cause UST to process, the Program Data into migrated seismic sections in a SEGY format capable of being loaded on BOG's 3-D work stations. At a minimum, UNEXCO will comply, or will cause UST to comply, with the basic processing parameters set out in Exhibit I.

         (d) Processing and/or Reprocessing of the Apache Survey data. UNEXCO shall be responsible for processing and/or reprocessing, or for causing UST to process or reprocess the seismic field data included in the Apache Survey data in a SEGY format capable of being loaded on BOG's 3-D work stations. At a minimum, UNEXCO will comply, or will cause UST to comply, with the basic processing parameters set out in Exhibit I.

         (e) Completion Date. The Parties agree that "completion of processing of interpretable and acceptable Program Data" (and thus the Completion Date) shall be deemed to occur when final processed, migrated seismic sections of the Program Data and the Apache Survey data (herein collectively called the "Processed Data") have been delivered to BOG in SEGY format capable of being loaded on BOG's 3-D work stations.

         (f) Interpretation of Program Data. UNEXCO or UST shall supply to BOG the Processed Data. BOG shall then be responsible for interpreting, free of charge other than Direct Charges, the Processed Data on its 3-D work stations, and BOG will provide to UNEXCO and, to the extent necessary or appropriate under the Cinnabar Agreement, to Cinnabar, copies of all resulting final interpretations of the Processed Data. It is hereby recognized by the Parties that UNEXCO and Cinnabar each has expertise in interpreting seismic data and specific knowledge of the geology of this prospect, and BOG shall meet with UNEXCO and Cinnabar at reasonable times in BOG's offices to prepare and discuss interpretation of the Processed Data.

         Section 2.2.     Ownership, Use and Disclosure of Program Data.

         (a) Ownership. The Program Data shall be owned jointly by the Participants in the following percentages (hereinafter referred to as such Participants' "Ownership Interests"):

                        Participant               Percentage
                        -----------               ----------
                        BOG                        50%
                        UNEXCO                     50%.





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project
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The Ownership Interest of each of BOG and UNEXCO in the Program Data shall be subject to any license or joint ownership rights in such Program Data afforded to Apache under the Apache Agreement. Provided such Participant has paid its share of the Geophysical Program Costs (if such Participant is responsible for such costs as provided in Section 2.3), and subject to any restrictions that may be contained in any applicable license or other agreements, upon request, each Participant shall receive copies of the Program Data.

         (b) Use, Disclosure and Transfer of Program Data. Each of BOG and UNEXCO has the right to use the Program Data and any interpretations thereof for its own internal purposes in connection with its exploration and development of the Program Area. No Participant shall sell, license, trade, exchange or otherwise disclose the Program Data or any interpretations thereof to any third party within two (2) years of the Completion Date without prior written consent from the other Participant, except that each Participant may disclose, license, trade, exchange or otherwise transfer ownership rights to or interests in the Program Data and any interpretations thereof at any time without the consent of the other Participant to (i) Cinnabar, as contemplated in the Cinnabar Agreement, or Apache, as contemplated in the Apache Agreement,
(ii) third parties engaged in bona fide negotiations with the disclosing Participant concerning the acquisition from such third-party of an interest in or the right to participate in the exploration and/or development of all or parts of interests owned by such third-party and located within the Program Area, (iii) third parties that have entered into bona fide negotiations for participation with the disclosing Participant in the exploration and/or development of all or parts of the Program Area with an interest in the disclosing Participant's Ownership Interest in Permits, Leases, Options and/or Farm-Ins, (iv) third parties that have entered into an agreement through which they are participating with the disclosing Participant in the exploration and/or development of all or parts of the Program Area with an interest in the disclosing Participant's Ownership Interest in Permits, Leases, Options and/or Farm-Ins, (v) third parties that have invested in, or that are engaged in bona fide discussions concerning investing in, the disclosing Participant's exploration and/or development operations within the Program Area, or (vi) third parties that are hired by a Participant as a consultant to help or facilitate such Participant's efforts in analyzing or interpreting the Program Data; provided, however, that the disclosing Participant must cause all third parties that are described in (ii), (iii), (iv), (v) or (vi) above, to which the Program Data and/or interpretations are to be disclosed prior to the expiration of such two year period, to execute a confidentiality agreement in the form attached hereto as Exhibit D covering the acreage which is covered by the Program Data that is to be disclosed and naming all of the Participants as "Offeror" in such confidentiality agreement, prior to the third party's review of the Program Data or interpretations. Any cash proceeds resulting from any sale, license, trade or exchange of the Program Data which occurs within five
(5) years from the effective date of this Agreement shall be divided among the Participants in accordance with their percentage Ownership Interest (as set forth in the table contained in Section 2.2(a) above). In the event that any Participant sells, trades or exchanges any part of the Program Data after the expiration of such five (5) year period, such Participant shall have the right to retain all of the proceeds resulting from such sale, trade or exchange.
The Participants recognize and agree that in the event that a Participant assigns to a third-party all or part of its Ownership Interest under this Agreement, including all or part of its Ownership Interest in any Permits, Options, Leases, Farm-Ins, and such third party also receives part of such Participants' Ownership Interest in all or part of the Program Data as part of such transaction, the other Participants hereto shall not be entitled to any part of the consideration received from the third-party pursuant to the transaction and such assignment shall not be deemed to be a sale, trade or exchange of the Program Data for purposes of this subsection 2.2(b). If any Party is aware that any Participant has not paid for its proportionate part of the Geophysical Program Costs in accordance with the terms of Section 2.3 below, such Party shall not intentionally disclose the Program Data or any interpretations thereof to the non-paying Participant without the consent of all other Participants hereto.

         Section 2.3. Payment of Costs of Geophysical Program. Except as expressly provided otherwise herein, each of the Participants shall pay their Ownership Interest (as set forth in the table contained in Section 2.2(a) above) share of all Geophysical Program Costs. BOG shall invoice UNEXCO for UNEXCO's fifty percent (50%) share of all Geophysical Program Costs properly incurred by BOG in accordance with this Agreement as such costs are incurred; UNEXCO shall have fifteen (15) days from receipt of the invoice to forward BOG payment in





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project
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
full. UNEXCO shall invoice BOG for BOG's fifty percent (50%) share of any Geophysical Program Costs properly incurred by UNEXCO in accordance with this Agreement as such costs are incurred; BOG shall have fifteen (15) business days from receipt of the invoice to forward UNEXCO payment in full. Notwithstanding any provision hereof to the contrary, any costs associated with the actual conduct of the 3-D Survey, other than USA Shoot Costs, shall be borne and paid by UNEXCO.

         Section 2.4. Disclaimer of Warranties. The Parties understand that BOG will use reasonable efforts to provide good quality interpretation of such Program Data; however, BOG AND ITS OFFICERS, EMPLOYEES, AGENTS, AFFILIATES AND SHAREHOLDERS (hereinafter collectively referred to as the "BOG GROUP") MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE INTERPRETATIONS, INCLUDING WITHOUT LIMITATION, THEIR FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ACCURACY, AND THE BOG GROUP HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES, AND ANY USE OF THE INTERPRETATIONS BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS, OR ANY ACTION TAKEN BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS SHALL BE BASED SOLELY ON THEIR OWN JUDGMENT, AND NEITHER THE BOG GROUP OR THEIR SUCCESSORS OR ASSIGNS, SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTIES OR THEIR SUCCESSORS OR ASSIGNS FOR ANY LOSS, COST, DAMAGES, OR EXPENSE WHATSOEVER, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCURRED OR SUSTAINED AS A RESULT OF THE USE OF OR RELIANCE UPON THE INTERPRETATIONS, REGARDLESS OF WHETHER OR NOT SUCH LOSS, COST, DAMAGE OR EXPENSE IS FOUND TO RESULT IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF ANY MEMBER OF THE BOG GROUP. The Parties understand that UNEXCO will use reasonable efforts to provide good quality interpretation of such Program Data; however, UNEXCO AND ITS OFFICERS, EMPLOYEES, AGENTS, AFFILIATES AND SHAREHOLDERS (hereinafter collectively referred to as the "UNEXCO GROUP") MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE INTERPRETATIONS, INCLUDING WITHOUT LIMITATION, THEIR FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ACCURACY, AND THE UNEXCO GROUP HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES, AND ANY USE OF THE INTERPRETATIONS BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS, OR ANY ACTION TAKEN BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS SHALL BE BASED SOLELY ON THEIR OWN JUDGMENT, AND NEITHER THE UNEXCO GROUP OR THEIR SUCCESSORS OR ASSIGNS, SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTIES OR THEIR SUCCESSORS OR ASSIGNS FOR ANY LOSS, COST, DAMAGES, OR EXPENSE WHATSOEVER, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCURRED OR SUSTAINED AS A RESULT OF THE USE OF OR RELIANCE UPON THE INTERPRETATIONS, REGARDLESS OF WHETHER OR NOT SUCH LOSS, COST, DAMAGE OR EXPENSE IS FOUND TO RESULT IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF ANY MEMBER OF THE UNEXCO GROUP.

                                  ARTICLE III.
                            AREA OF MUTUAL INTEREST

         Section 3.1.     Establishing an Area of Mutual Interest.

         (a) The Participants have agreed to establish an Area of Mutual Interest ("AMI") which shall initially encompass all of the land located in the Program Area. However, as of the Completion Date, the AMI shall be deemed to be modified to thereafter include only those parcels of land within the Program Area which are covered by the 3-D seismic survey conducted as part of the Geophysical Program. The AMI shall remain in force for a period of five (5) years from the date of this Agreement, unless sooner terminated by mutual agreement of the Participants.





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                                              Southwest Danbury Project
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         (b)     The Participants agree that for purposes of this Agreement the acreage or lands that are "covered by the 3-D seismic survey conducted as part of the Geophysical Program" shall include all lands within the Program Area that are located within the outside perimeter of the area that is depicted on the final bin/fold map resulting from the Geophysical Program which is provided by the seismic processor. Within sixty (60) days after the Completion Date, BOG shall prepare a legal description of the acreage which is covered by the 3-D seismic survey and the Participants agree that such legal description shall definitively and for all purposes hereof constitute the AMI, effective as of the Completion Date. BOG shall use reasonable efforts to cause the legal description to depict the outside perimeter of the area that is depicted on the final bin/fold map provided by the seismic processor; however, the Parties recognize that in order to provide a legal description of the area covered by the 3-D seismic survey, BOG shall not be required to have a survey conducted on the ground and may approximate, in its sole and reasonable discretion, the location of the outside perimeter depicted on the final bin/fold map for purposes of aiding BOG in the preparation of the legal description.

         Section 3.2.     Payment for and Ownership of Options, Farm-Ins and
Leases.

         (a) All costs incurred prior to the execution of this Agreement in acquiring, extending and maintaining the Existing Permits, Existing Options, Existing Leases and Existing Farm-Ins shall be paid for by the Participants in accordance with their Ownership Interests (as set forth in the table contained in Section 2.2(a) above).

         (b) BOG shall, to the extent it deems necessary or advisable, secure or extend any Permits, Options, Leases or Farm-ins as may be necessary or appropriate to allow USA to conduct the Geophysical Program (herein called the "Seismic Access Instruments"), and any Permitting Costs incurred by BOG in so doing shall, notwithstanding the election procedures set forth in Section 3.3 and/or Section 3.4, below, be paid for by the Participants in accordance with their Ownership Interests, as set forth in the table contained in Section 2.2(a), above).

         (c)  Subject to the election procedures contained in Sections 3.3 and
3.4 below and further subject to the rights of Apache under the Apache Agreement, all other costs incurred in acquiring and maintaining Permits, Leases, Options and Farm-Ins located within the AMI during the term of this Agreement shall be paid for by the Participants in accordance with their Ownership Interests therein.

         (d) All Existing Permits, Existing Options, Existing Leases and Existing Farm-Ins shall be owned by the Participants in accordance with their Ownership Interests. Subject to the election procedures contained in Sections
3.3 and 3.4 below and further subject to the rights of Apache under the Apache Agreement, all other Options, Leases and Farm-Ins acquired by the Participants within the AMI during the term of this Agreement shall also be owned by the Participants in accordance with their undivided Ownership Interests. However, unless a Participant requests prior record assignment of its interest in the Leases, Permits, Options or Farm-Ins, record title to all Permits, Options, Leases and Farm-Ins shall remain in the Participant originally acquiring same until such time as the acreage covered by such Options, Permits, Leases and Farm-Ins is to be included within a drilling and/or proration unit of a well that is to be drilled within the AMI as provided in Section 5.5 below.

         (e) Within fifteen (15) days from receipt of an invoice from any Party hereto or a third party, each Party shall pay in full the balance of any amounts due for their share of the costs of acquiring or maintaining Options,
Leases or Farm-Ins.   Concurrent with their execution of this Agreement the
Parties shall reimburse the acquiring Party for their Ownership Interest share of all of the third-party costs incurred prior to the execution of this Agreement in acquiring and maintaining Existing Options, Existing Leases and Existing Farm-Ins; an invoice setting out these costs shall have been provided to UNEXCO prior to its execution thereof.

         Section 3.3. Notification and Response Procedures. Should any Participant own on the date hereof, or hereafter acquire or propose to acquire at any time prior to the date the AMI terminates hereunder, by purchase, exchange, gift or otherwise, Acquired Interests, such Participant (the "Acquiring Party") shall notify the other Parties, in writing, of such acquisition





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
or proposed acquisition and the initial consideration paid or to be paid for the Acquired Interest. Each non-acquiring Participant shall, within thirty
(30) days after receipt of such a notice from the Acquiring Party, notify the Acquiring Party, in writing, whether it wishes to participate in such acquisition; provided that failure to respond within the time and in the manner set forth above shall be deemed to be an election to not participate in such acquisition. However, if a non-acquiring Participant reasonably desires additional information with respect to an Acquired Interest before it makes its election whether or not to participate in the acquisition of an Acquired Interest, such Participant may notify the Acquiring Party in writing within fifteen (15) days of its receipt of the Acquiring Party's notice, detailing in such notice to the Acquiring Party the additional information reasonably desired by such non-acquiring Participant, and such non-acquiring Participant shall have fifteen (15) days from the date of its receipt of the additional information it has reasonably requested from the Acquiring Party in which to make its election whether to participate in the acquisition of the Acquired Interest. Anything to the contrary contained herein notwithstanding, a sale, exchange, gift or other transfer of any part of a Participant's Ownership Interest share in any Leases, Permits, Options or Farm-ins to any other Participant hereto shall not be deemed to be an Acquired Interest for purposes of this Section 3.3 and this Section 3.3 shall not apply to any such assignment, exchange, gift, sale or other transfer.

         Section 3.4. Effect of a Participant's Election Regarding Participation. Should all of the Participants elect to participate in an acquisition of an Acquired Interest, upon payment of its share of the acquisition costs, each Participant shall own, subject to the rights of Apache under the Apache Agreement, its Ownership Interest share of the Acquired Interest. However, unless a Participant requests prior record assignment of its interest in the Acquired Interest, record title to all Acquired Interests shall remain in the Participant originally acquiring same until such time as the acreage covered by such Acquired Interests have been included within the drilling and/or proration unit for a proposed well as provided in Section 5.5 below. If any Participant elects not to participate in such acquisition, the Ownership Interests for the Participants electing to participate shall, unless all of the Participants electing to participate agree otherwise and subject to the rights of Apache under the Apache Agreement, be the percentage determined by dividing, for each participating Participant, the Ownership Interest otherwise applicable (if all Participants had participated) to such participating Participant by the total Ownership Interests for all participating Parties. The Participants that acquire part of a non-participating Party's Ownership Interest in an Acquired Interest shall be responsible for a proportionate share (being in the proportion that the percentage of such non-participating Participant's Ownership Interest that is acquired by such Participant bears to such non-participating Participant's original total Ownership Interest) of such non-participating Participant's share of the costs of such Acquired Interest.

         Section 3.5. Exercise of Options. Should any Participant propose to exercise an Option with respect to some or all of the lands covered thereby, such Participant shall notify the other Participants owning an interest in such Option in the same manner as provided for in Section 3.3 above with respect to acquisitions of Acquired Interests, and each Participant owning an interest in the Option shall elect to participate or to not participate in the exercise of such Option in the same manner as provided in Sections 3.3 and 3.4 with respect to elections to participate or to not participate in the acquisition of Acquired Interests and the Participant proposing the exercise of the Option
shall be deemed to be the "Acquiring Party" under those Sections.   The effect
of a Participant's election to participate in such an exercise of an Option, and the payment of costs and the ownership of interests in the Leases acquired pursuant to such exercise, shall be handled in the same manner as provided in Sections 3.3 and 3.4 with respect to elections to participate or not participate in acquisitions of Acquired Interests. Notwithstanding the foregoing, should any Participant having the right to participate in such exercise furnish notice (within the time provided for written notice with respect to such an election) to the Acquiring Party that it wishes to defer exercise of such Option, and should it be possible under the terms of the Option to defer such exercise without any loss of costs or rights, the Acquiring Party shall withdraw its proposal to exercise such Option. Notwithstanding anything to the contrary contained herein, if a Participant has not elected to participate in the acquisition of an acquired Option as provided in Section 3.4, such Participant shall not have the right to participate in the exercise of such Option and shall own no interest in the Leases resulting from the exercise of such Option.





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project

         Section 3.6. Election as to Participation in Maintenance or Extension Costs. In the event maintenance or extension costs are incurred with respect to a Permit, Lease, Option or Farm-In, each Participant that owns an Ownership Interest in such Lease, Option or Farm-In shall have the right to elect whether to participate in such maintenance or extension cost for the Lease, Option or Farm-In utilizing the same procedures set forth in Sections
3.3 and 3.4 above for Acquired Interests; provided, however, that in the event that a Participant elects not to participate in a maintenance or extension cost, such Participant shall, subject to the rights of Apache under the Apache Agreement, promptly relinquish and assign to the Participants participating in such maintenance or extension cost (in proportion to their relative Ownership Interests) all of such non-participating Participant's Ownership Interest in the interests in the Lease, Option or Farm-In that would have been relinquished or lost if the maintenance or extension cost had not been paid.

         Section 3.7. Apache Agreement. As noted elsewhere in this Article III, the right of BOG and UNEXCO in any Acquired Interest are subject to the "AMI" created under Article XV.II. of any Operating Agreement executed under the Apache Agreement, and to the rights afforded Apache thereunder.

         Section 3.8. Joint Shoot Agreements. The Participants recognize that, in planning the Geophysical Program, one or more Participants may have encountered, and may in the future encounter, third parties that own mineral or leasehold interests (hereinafter sometimes referred to as "Third-Party Owners") within the Program Area that are unwilling to farm-out, lease or option their interests or grant seismic permits under terms and conditions that the Participant finds acceptable. In its efforts to obtain (or allow USA to obtain) good quality Program Data across the Program Area, a Participant may in the future enter into, but has not heretofore entered into, agreements (hereinafter referred to as "Joint Shoot Agreements") with some of such Third-Party Owners whereby one or more Participants agrees to cause the Geophysical Program to be conducted across such Third Party Owner's acreage at no cost to the Participants. Under the terms of such Joint Shoot Agreements, the Third-Party Owner may receive copies of the seismic data and/or interpretations relating to such Third-Party Owner's acreage as well as some additional tail acreage located adjacent to the Third-Party Owner's acreage and located within the Program Area and the Participants hereto will be entitled to receive and review copies of the seismic data that is obtained across the Third-Party Owner's acreage. Though the Participants will be entitled to receive copies of and review the seismic data obtained over such Third-Party Owner's acreage as provided above, the Joint Shoot Agreements may provide that such Third-Party Owner shall own the seismic data covering its acreage and the Participants may be subject to confidentiality requirements with respect to such seismic data covering the Third-Party Owner's acreage. In any future such Joint Shoot Agreements, BOG shall require that for a minimum of one year from the date thereof, the Third-Party Owner and its successors and assigns will not compete with the Participants within the tail acreage over which such Third-Party Owner receives seismic data and BOG may be required to agree that the Participants and their successors and assigns shall not compete with such Third-Party Owner within such Third-Party Owner's acreage even though such acreage is located within the Program Area and AMI hereunder.

                                  ARTICLE IV.
                     PROSPECT DESIGNATION AND PARTICIPATION

         Section 4.1. Prospect Designation. Upon completion of the initial interpretation of the Program Data, the Participants will meet to review the interpretations and delineate prospects (hereinafter individually referred to as a "Prospect Area") for exploration and development within the AMI. The Participants shall attempt to agree on 1) the number of Prospect Areas, and 2) the acreage to be included in each Prospect Area. As to all Prospect Areas proposed and agreed upon by all of the Participants in the initial meeting, such Prospect Areas shall be deemed to be designated and the Participants shall document their agreement in writing in the form attached hereto as Exhibit C. Any Prospect Area proposed at the initial meeting which is not agreed to by the Participants may be re-submitted by any Party utilizing the procedures contained in Section 4.2 below.





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project

         Section 4.2. Additional Proposals by Participants for Prospect Areas. After the meeting described in Section 4.1 above, any Party hereto may propose (hereinafter referred to as the "Proposing Party") that a portion of the AMI be designated as a Prospect Area by giving written notice to the other Participants, which notice shall contain 1) the proposed location for the initial well on the Prospect Area, and 2) the acreage which such Party would include in the Prospect Area. The acreage proposed to be included in a Prospect Area shall not include any acreage included within a previously designated Prospect Area.

         Section 4.3. Response to a Prospect Area Proposal. Each Party desiring to participate in a Prospect Area proposed by another Party under
Section 4.2 shall notify such Proposing Party, in writing, within thirty (30) days after its receipt of such proposal, or sooner if an Option, Lease or Farm-In is expiring (but in no event shall a Party be required to respond in less than 48 hours), of its election to participate in the proposed Prospect Area and stating whether or not such Party agrees with the acreage being proposed for inclusion in the Prospect Area by the Proposing Party; an election to participate in a Prospect Area which contains no statement as to whether the Party agrees with the acreage proposed for inclusion in the Prospect Area shall be deemed agreement to the acreage proposed for inclusion in the Prospect Area. A Party who elects not to participate in the Prospect Area and who disagrees with the acreage proposed to be included in the Prospect Area shall give notice of such disagreement to the Proposing Party within the time and in the manner provided above for elections to participate. A Party failing to respond, within the time and in the manner provided above, to a proposal for a Prospect Area, or a Party responding and electing to not participate in a Prospect Area but making no statement as to whether it agrees with the acreage proposed to be included in the Prospect Area, will be deemed to have elected not to participate in the Prospect Area and to have agreed to the acreage proposed to be included in the Prospect Area. If no Party disagrees with the acreage proposed to be included in the proposed Prospect Area, such Prospect Area shall be deemed to be designated and the Participants that have elected to participate therein shall have the right to explore and/or develop such Prospect Area to the exclusion of the Participants that have elected (or have been deemed to have elected) not to participate in the Prospect Area. If no other Participants elect to participate with the Proposing Party in a designated Prospect Area, the Proposing Party shall have the right to develop the Prospect Area for its own account in accordance with the terms of Section
4.6 hereof.

         Section 4.4. Determining Prospect Area Disagreements. If, with respect to a Prospect Area proposed under Section 4.1 or 4.2, there is disagreement concerning the lands to be included in the Prospect Area, the Participants shall, for a period of ten (10) days after the expiration of the response period described in Section 4.3 above, attempt to agree upon the lands to be included in the Prospect Area and, failing to reach such agreement within such time, the Prospect Area shall be deemed to be designated and the lands included in the Prospect Area shall consist of a 640 acre tract in the form of a square with the proposed location for the initial well being located in the center of the tract and the east and west boundary lines of such square running due north and south. Provided, further, any such Prospect Area determined pursuant to this Section 4.4 shall not include any acreage included within a previously designated Prospect Area unless all of the Participants agree to amend the acreage included within the previously designated Prospect Area. In the event of such a Prospect Area disagreement, once the acreage to be included within the Prospect Area has been resolved and the Prospect Area has been designated in accordance with this Section 4.4, the Proposing Party must give all of the Participants notice of the acreage included within the Prospect Area and each of the Participants shall notify the Proposing Party, in writing, within fifteen (15) days after its receipt of such notice, or sooner, if an Option, Lease or Farm-In is expiring, of its election to participate in the Prospect Area.

         Section 4.5. Participation of the Participants. With respect to each Prospect Area proposed under Section 4.1 or 4.2, the participation of the Participants therein shall be (unless all Participants agree otherwise) in accordance with the terms set forth in Article II above, provided that if fewer than all Participants participate in any Prospect Area, the participation of each of the Participants participating therein shall be in the percentage ownership interest in which such Participants agree to participate. If fewer than all of the Participants elect to participate and if the participating Participants are unable to agree upon the percentages in which they will participate





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project

(each Party electing to participate will be deemed to have agreed to participate with the percentage Ownership Interest set forth for such Party in the table contained in Section 2.2(a) above, but each Party will have no obligation to participate for a larger interest) within 60 days after the date of such Prospect Area proposal, the proposal for such Prospect Area will be deemed withdrawn. In the event that a Party elects not to participate in a designated Prospect Area as aforesaid, for a period of five years from and after the date hereof, such Party shall not compete within such Prospect Area with the Participants which have elected to participate in the Prospect Area, by owning or acquiring, directly or indirectly, through any agents, representatives or Affiliates, any mineral, leasehold or royalty interests within the Prospect Area. Anything to the contrary contained in this Article IV notwithstanding, in the event that a Party has elected not to participate in an Acquired Interest that is included within a Prospect Area, such Party shall not be entitled to receive an assignment in or otherwise participate in such Acquired Interest even though it is included within a Prospect Area in which such Party has elected to participate, except as to such Party's proportionate share of any interest in the Acquired Interest that has been relinquished by a Party that has elected not to participate in the applicable Prospect Area.

         Section 4.6. Relinquishment of Interests by Non-Participating Participants. If a Party agrees or elects (or is deemed to have elected) not to participate in a particular Prospect Area, then, such Party shall relinquish and assign (without reimbursement for any costs) all interest, other than rights to Program Data and/or the Apache Survey data, in such Prospect Area (including, without limitation, rights under Options, Leases and Farm-Ins insofar as they cover the Prospect Area) to the Participants electing to participate in such designated Prospect Area in the proportions set forth in
Section 4.5 above.

         Section 4.7.     Operating Agreements.    The Participants agree that,
except as provided expressly otherwise herein, operations on each Prospect Area shall be governed by the terms of the Operating Agreement which is in the form attached hereto as Exhibit F (the "Operating Agreement") and the Participants electing to participate in the Prospect Area shall be deemed subject to the terms of such Operating Agreement, insofar as it covers the Prospect Area.

         Section 4.8. Cinnabar Override and Fee. The Participants expressly recognize and agree that certain of their interests in the Program Area and AMI are, or shall be, proportionately subject to an overriding royalty in favor of Cinnabar pursuant to the terms of the Cinnabar Agreement. In addition, BOG agrees to reimburse UNEXCO for BOG's 50% share of the initial $12,500 payment actually made to Cinnabar pursuant to the Cinnabar Agreement within 15 days after receipt from UNEXCO of a written invoice for such amount, and BOG agrees to reimburse UNEXCO for BOG's 50% share of the second and final $12,500 payment actually made to Cinnabar pursuant to the Cinnabar Agreement within 15 days after receipt from UNEXCO of written request for same. UNEXCO shall not amend or modify the Cinnabar Agreement without first securing the consent of BOG, which consent may be granted or denied in the sole and absolute discretion of BOG.

         Section 4.9. Lease Burdens. No Party hereto shall burden or encumber any other Party's legal or equitable interest in a Permit, Lease, Option or Farm-In with any overriding royalty, production payment, mortgage, security interest or other burden except as provided in Sections 4.8 above, without the consent of the other Participants; provided, however, that in its efforts to obtain a Lease, Option or Farm-In from a third-party, a Party hereto may burden such Lease, Option or Farm-In with a royalty, overriding royalty, production payment or other similar burden (other than a lien or security interest), or acquire such interest subject to reservation of such a burden, in favor of a third party owning such Lease, Option or Farm-In (farmor, mineral owner, assignor, lessee or lessor) in such Party's reasonable efforts to obtain the Lease, Option or Farm-In. If any Party hereto burdens or encumbers its own Ownership Interest, whether legal or beneficial, vested or contingent, in any Option, Lease or Farm-In with any overriding royalty, production payment, lien, security interest or other burden (hereinafter referred to as "Subsequently Created Burdens") except as provided in this
Section 4.9 or in Section 4.8 above, and such Party is thereafter required under the terms of this Agreement, or the applicable Operating Agreement, to assign or relinquish to any other Party or Participants, all or a portion of its Ownership Interest and/or the production attributable thereto, said other Party or Participants shall receive such assignment and/or production free and clear of such Subsequently Created





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project

Burdens and such Party shall indemnify and hold harmless the Party or Participants entitled to the assignment or forfeiture from any and all claims and demands for payment asserted by owners of such Subsequently Created Burdens.

                                   ARTICLE V.
                              DRILLING OPERATIONS

         Section 5.1.     Drilling Operations.

         (a) A Party's election to participate in a Prospect Area in accordance with the terms of Article IV above does not constitute a commitment to participate in the drilling of a well within the Prospect Area. Any Party that has participated in a Prospect Area may propose the drilling of the initial well (being the first well drilled by any of the Participants within the applicable Prospect Area and being hereinafter referred to as an "Initial Well") or any subsequent well (being any well drilled within a Prospect Area following the drilling of the Initial Well and being hereinafter referred to as a "Subsequent Well") within the Prospect Area in accordance with the procedures set forth in the Operating Agreement.

         (b) In the event that a Party elects not to participate in the drilling of the Initial Well proposed and drilled within the Prospect Area, anything to the contrary contained in the applicable (or deemed applicable) Operating Agreement to the contrary, such Party (i) must permanently relinquish and assign (without reimbursement for costs) all of its right, title and interest in the applicable Prospect Area to the Participants participating in the drilling of such Initial Well (in the ratio that each participating Party's leasehold working interest in the acreage included within the drilling and/or proration unit for such Initial Well bears to the total of the leasehold working interests of all of the Participants hereto participating in the operation), (ii) shall no longer (as of the date it elects not to participate in the drilling of the Initial Well) be deemed a party to the Operating Agreement for such Prospect Area, and (iii) shall not own or acquire any mineral, leasehold, royalty or other interest in oil, gas and/or other minerals within such Prospect Area for a period of five (5) years from the date of this Agreement.

         (c) In the event that a Party has participated in the drilling of the Initial Well drilled within a Prospect Area but such Party does not participate in the drilling of any Subsequent Well within such Prospect Area, such Party (i) must permanently relinquish (without reimbursement for costs) and assign all of its right, title and interest in the drilling and/or proration unit for such Subsequent Well to the Participants participating in the drilling of such Subsequent Well (in the ratio that each participating Party's leasehold working interest in the acreage included within the drilling and/or proration unit for such Subsequent Well bears to the total of the leasehold working interests of all of the Participants hereto participating in the operation), (ii) shall permanently relinquish (as of the date it elects not to participate in the drilling of such Subsequent Well) all of its rights and interests under the applicable Operating Agreement insofar as it covers the relinquished drilling and/or proration unit, and (iii) shall not own or acquire any mineral, leasehold, royalty or other interest in oil, gas and/or other minerals within the drilling and/or proration unit for such Subsequent Well for a period of five (5) years from the date of this Agreement.

         (d) In the event that a Party has participated in the drilling of the Initial Well or any Subsequent Well within a Prospect Area and then elects not to participate in a completion operation proposed for such well, such Party
(i) must permanently relinquish (without reimbursement for costs) and assign all of its right, title and interest in the completed formation within the drilling and/or proration unit for such well and all of the production which may be obtained from such completed formation within that well to the Participants participating in such completion of such formation (in the ratio that each participating Party's leasehold working interest in the acreage included within the drilling and/or proration unit for such well bears to the total of the leasehold working interests of all of the Participants hereto participating in the operation), (ii) shall relinquish (as of the date it elects not to participate in the completion operation) all of its rights and interests under the applicable Operating Agreement insofar as it covers the relinquished completed formation within the drilling and/or proration unit for such well, and (iii) shall not own or acquire any mineral, leasehold, royalty or other interest in oil, gas





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project
and/or other minerals located within the completed formation within the drilling and/or proration unit for such well for a period of five (5) years form the date of this Agreement. If a Party has elected to participate in the drilling of a well and then elects not to participate in a proposed completion operation within the well, but then subsequently participates in the completion of another formation within the same well, such Party will be obligated to pay for its proportionate share of the completion operation costs which were previously incurred in completing the other formation in accordance with the drilling footage ratio method set forth in COPAS Bulletin No. 2 in paragraph B.1(b) for intangible costs and in paragraphs B.1 and B.2 for tangible costs.

         (e) If there is no drilling or proration unit for a well or if there is no other allocation for spacing or allowable purposes, then to the extent practicable, an area in the form of a square within the Prospect Area with the well being located in the center thereof of six hundred and forty
(640) acres around a gas well and eighty (80) acres around an oil well, shall be deemed to be the drilling or proration unit for such well, in either event with the east and west boundary lines of such square running as nearly as possible due north and south; provided, however, that it is the Participants' intent that the relinquishment and assignment of interests provided for in this
Section 5.1 for failure to participate in the drilling of a Subsequent Well or a completion operation apply to all and only all of the leasehold interests, mineral interests and production that are allocated to the relevant well (or completed formation) and the Participants hereto agree that in the event that such allocation changes in the future, the Participants shall execute any future or further relinquishment instruments or other documentation that is necessary to effectuate that intent.

         (f) Any well drilled to replace a well drilled within a Prospect Area because of drilling or mechanical difficulties incurred in the drilling of such well shall be deemed to be the same well for purposes of the relinquishment and assignment provisions of this Section 5.1; provided, however, that only the Participants that participated in the original drilling of the well shall have the right to participate in the drilling of a replacement well for such well.

         (g) In the event of any required relinquishment and assignment of interests as provided in this Section 5.1, the relinquishing Party shall promptly execute all conveyance instruments necessary to effectuate such relinquishment and assignment.

         Section 5.2. Designation of Initial Operator. It is agreed and understood that Apache is designated as the initial operator in the Operating Agreement.

         Section 5.3. AMI for Prospect Area. Commencing with the establishment of a Prospect Area, such Prospect Area shall from that time forward no longer be subject to the AMI provided for in Section 3.1 above and shall thereafter be considered covered instead by a new Prospect Area AMI. The new Prospect Area AMI (i) is binding on the Participants participating in such Prospect Area, (ii) consists of such Prospect Area, (iii) lasts until the later to occur of three (3) years from the date hereof or the date that the Operating Agreement for such Prospect Area terminates, and (iv) is governed by the same terms set forth in Sections 3.2, 3.3, 3.4, 3.5, 3.6, 4.8 and 4.9 with the participation percentages of the Participants being in accordance with their ownership interest in the Leases, Options and Farm-Ins located within the Prospect Area; provided, however, that in the event that a Party has elected not to participate in the Prospect Area or the drilling of the Initial Well within such Prospect Area, such Party shall not own or acquire any interest in that part of any Acquired Interest that is located within such Prospect Area. Any portion of the AMI not designated as a Prospect Area shall continue to be subject to the AMI provided for in Article III above.

         Section 5.4. Assignment of Ownership Interests in Leases, Options and Farm-Ins. Unless such assignment is not permitted under the terms of the applicable Option, Lease or Farm-In, the Participants agree that each Party's Ownership Interest (as such Ownership Interest is subject to change in accordance with the provisions hereof and subject to the rights afforded Apache under the Apache Agreement) in each Lease, Option or Farm-In shall be assigned to the Participants utilizing the form of assignment which is attached hereto as Exhibit E prior to the commencement of drilling operations for any well which includes all or part of the acreage that is covered by the Option, Lease or Farm- in in the drilling and/or proration unit for such well. In





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project
addition to the above, following the expiration of the AMI hereunder and subject to the forfeiture provisions herein contained and the rights afforded Apache under the Apache Agreement, the Participants shall be assigned their Ownership Interests in any Options, Leases or Farm-Ins which have not already been assigned to the Participants.

         Section 5.5. Drilling Costs. Subject to the terms of the Operating Agreement and Section 5.1 above, the Participants shall pay for all drilling, completion and workover costs in proportion to their working interest in each well, as determined by the Participants Ownership Interests in the Leases, Options and Farm-Ins included within the drilling and proration unit for such well.

                                  ARTICLE VI.
                                 MISCELLANEOUS

         Section 6.1. Assignments. Any Participant hereto may assign all or any part of its interest under the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Participants hereto and their respective successors and their respective assigns of rights hereunder; provided, however, that the conveyance or assignment instrument vesting such assignee with all or part of such interests must expressly provide that the assignment or conveyance is made subject to the terms and conditions contained in this Agreement. In addition, in any such assignment or conveyance, the assignee shall expressly agree to assume and be responsible for any liabilities, damages, obligations, covenants and agreements arising from and after the date of such assignment or conveyance, in relation to or otherwise out of the properties, rights and interests that are the subject of this Agreement and/or such assignment or conveyance, and the assignor shall remain responsible for any of the foregoing arising prior to the date of such assignment or conveyance. Any subsequent assignment or conveyance shall likewise contain express language so allocating responsibility as between assignor and assignee. Unless (and then only to the extent that) this Agreement is itself assigned at the same time, the benefits of this Agreement shall not run with an assignment of a Participant's interests in the Options, Leases or Farm-Ins, or any other rights in lands within the Program Area, but the assigned interest shall be subject to the terms of this Agreement.

         Section 6.2. Affiliate's Actions. The Parties hereto agree that the provisions of Sections 2.2, 3.1, 3.2, 3.3, 3.4, 4.5, 4.8, 4.9, 5.1 and 5.4
above shall be binding upon their Affiliates. As such, the Parties hereto agree that if any of their Affiliates disclose information which is confidential pursuant to the terms of Section 2.2(b) of this Agreement or acquire interests of any kind within the AMI hereunder, such Party shall be deemed to have disclosed such information or acquired the interest itself, shall be responsible to the other Parties hereunder for such acts, and must cause its Affiliate to offer any interests that have been acquired by its Affiliate to the other Parties hereto in accordance with the provisions referenced in this Section 6.2.

         Section 6.3. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, telecopier or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt. Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this section, at least ten
(10) days prior to the effective date of such change of address.

         Section 6.4. Merger. This Agreement supersedes any and all prior and existing agreements, whether oral or in writing, between the Parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to the subject matter hereof. Each Party acknowledges that no Party to this Agreement or anyone on their behalf has made any representations, inducements, promises or agreements, orally or otherwise, relating to the subject matter of this Agreement that are not embodied herein.





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project

         Section 6.5. Limitation of Actions. No claim may be asserted by any Party against any other Party hereto with respect to any event, act or omission that occurred more than two (2) years prior to such claim being asserted.

         Section 6.6. Right to Specific Performance. Each Party acknowledges (i) that its obligations under this Agreement are unique and (ii) that the other Parties would be irreparably damaged and would not have an adequate remedy at law for damages if such Party defaults in its obligations hereunder. Each Party expressly waives the defense that a remedy in damages will be adequate. If any Party should default in its obligations hereunder, each non-defaulting Party, in addition to any other available rights or remedies, may sue in equity for specific performance or injunctive relief.

         Section 6.7. Right to Recoup Legal Fees. In the event that any Party files a lawsuit against any other Party hereto related in any way to this Agreement and one of such Parties receives a final judgment in its favor as to all of the claims which are made in such lawsuit, such prevailing Party shall be reimbursed by the losing Party for all reasonable legal costs (including without limitation attorneys' fees and court costs) and expenses which have been incurred by such prevailing Party in such lawsuit. In such event, the amount of reasonable legal costs to be awarded to the prevailing Party shall be determined by the same court which renders the judgment on the Parties' claims.

         Section 6.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument. If counterparts of this Agreement are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument. However, anything to the contrary contained herein notwithstanding, this Agreement shall not be binding upon any Party hereto unless and until all of the Parties sign a counterpart thereof.

         Section 6.9 Other Agreements. Neither Party will modify, amend, extend or terminate the USA Agreement, the UST Agreement, the Apache Agreement or the Cinnabar Agreement without first securing the written consent of the other Party hereto, which consent may be granted or withheld in the sole and absolute discretion of such Party.

         This Agreement is executed by the Parties on the dates set forth opposite their respective signatures below, but is effective for all purposes as of the date first set forth above.

Address:                                           BRIGHAM OIL & GAS, L.P.,
         5949 Sherry Lane, Suite 1616          by Brigham Exploration Company,
         Dallas, Texas  75225                  its Managing General Partner
         (214) 360-9182
         Fax:  (214) 360-9825

Date:    January 3, 1997                       By:  /s/ ANNE L. BRIGHAM
      ----------------------------                -----------------------------
                                                  Anne L. Brigham,
Executive Vice President



Address:                                          UNEXCO, INC.
         16420 Park Ten Place
         Suite 300
         Houston, Texas 77084-5051
         (713) 578-8081
         Fax: (713) 578-7091                   By:/s/ PATRICK A. DONAIS
                                                  -----------------------------
                                                  Patrick A. Donais
Date:    1/6/97                                   Vice President
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                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project

                                LIST OF EXHIBITS




Exhibit A -- Program Area

Exhibit B -- Existing Permits, Existing Options, Existing Leases and Existing
             Farm-Ins

Exhibit C -- Agreement as to Prospect Areas

Exhibit D -- Form Confidentiality Agreement

Exhibit E -- Form of  Assignment

Exhibit F -- Joint Operating Agreement

Exhibit G -- USA Agreement

Exhibit H -- UST Agreement

Exhibit I -- Parameters of 3-D survey





                                              Geophysical Exploration Agreement
                                              Southwest Danbury Project
                                       16